EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 75,000 shares of Common Stock pertaining to the 1998 Director Stock Option Plan of TETRA Technologies, Inc. of our report dated February 19, 1999 with respect to the consolidated financial statements and schedule of TETRA Technologies, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP
                                              Ernst & Young LLP

 Houston, Texas
 April 7, 1999